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CONSENT OF INDEPENDENT PUBLIC AUDITORS

    To T.J.T. Inc.

    As independent auditors, we hereby consent to the incorporation by reference of our report dated November 17, 2000, included in this Form 10-K, into the Company's previously filed Registration Statement on Form SB-2 File No. 33-98404 as filed with the Securities and Exchange Commission.

/s/ Balukoff, Lindstrom & Co. P.A.

Boise, Idaho
December 27, 2000

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CONSENT OF INDEPENDENT PUBLIC AUDITORS